UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 15, 2007

MICHAELS STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09338	75-1943604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Bent Branch Drive
Irving, Texas 75063
P.O. Box 619566
DFW, Texas 75261-9566
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Michaels Stores, Inc. 2006 Equity Incentive Plan

On February 15, 2007, the Board of Directors (the “Board”) and the stockholders of Michaels Stores, Inc. (the “Company”) approved and adopted the Michaels Stores, Inc. 2006 Equity Incentive Plan (the “2006 Plan”).  The 2006 Plan has been established to advance the interests of the Company and its affiliates by providing for the grant to eligible participants (i.e., key employees and directors of, and consultants and advisors to, the Company or its affiliates) of equity-based awards.  Awards under the 2006 Plan are intended to align the incentives of the Company’s executives and investors.  The 2006 Plan is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference into this Item 5.02.

Stock Option Awards to Executive Officers

On February 16, 2007, the Board granted stock options under the 2006 Plan to certain key employees of the Company, including the executive officers of the Company listed below:

Executive Officer	Number of Shares of Common Stock Underlying Stock Option

Jeffrey N. Boyer President and Chief Financial Officer	1,532,904
Gregory A. Sandfort President and Chief Operating Officer	1,532,904
Thomas M. Bazzone Executive Vice President — Specialty Businesses	454,192
Thomas C. DeCaro Executive Vice President — Supply Chain	454,192
Harvey S. Kanter Executive Vice President — Chief Merchant	454,192

The form of stock option agreement applicable to these stock option grants is attached to this Current Report on Form 8-K as Exhibit 10.2, and is incorporated by reference into this Item 5.02.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Michaels Stores, Inc. 2006 Equity Incentive Plan
10.2	Form of Stock Option Agreement under the 2006 Equity Incentive Plan

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer
President and Chief Financial Officer

Date: February 21, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Michaels Stores, Inc. 2006 Equity Incentive Plan
10.2	Form of Stock Option Agreement under the 2006 Equity Incentive Plan